UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 17, 2014
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American Assets Trust, Inc.
(Exact name of registrant as specified in its charter)

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Maryland (State or other jurisdiction of incorporation)	001-35030 (Commission File No.)	27-3338708 (I.R.S. Employer Identification No.)
11455 El Camino Real, Suite 200 San Diego, California 92130 (Address of principal executive offices)		92130 (Zip Code)
(858) 350-2600 Registrant’s telephone number, including area code:
Not Applicable (Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 17, 2014, American Assets Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders, in which the stockholders voted on proposals as follows:

Proposal No. 1: The election of six directors, each to serve until the next annual meeting of stockholders in 2015 and until his successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld
Ernest S. Rady	38,957,160	746,314
John W. Chamberlain	39,650,635	52,839
Larry E. Finger	39,650,835	52,639
Duane A. Nelles	36,973,122	2,730,352
Thomas S. Olinger	39,615,974	87,500
Dr. Robert S. Sullivan	39,615,950	87,524

There were 627,312 broker non-votes and no abstentions in connection with Proposal No. 1.

Proposal No. 2: The ratification of the appointment Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Votes For	Votes Against	Abstentions
40,324,016	6,370	400

There were no broker non-votes in connection with Proposal No. 2.

Proposal No. 3: An advisory resolution to approve the Company’s executive compensation for the fiscal year ended December 31, 2013.

Votes For	Votes Against	Abstentions
39,125,394	575,530	2,550

There were 627,312 broker non-votes in connection with Proposal No. 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.
	By:	/s/ ADAM WYLL
Adam Wyll Senior Vice President, General Counsel and Secretary
June 17, 2014